EXHIBIT 99.1

10375 Richmond Ave., Suite 700

Houston, TX  77042www.stabilisenergy.com

P: 832-456-6500

FOR IMMEDIATE RELEASE

Stabilis Energy Announces Closing of Previously Announced Strategic Investment from Chart Industries Transaction

HOUSTON, TX (September 6, 2019) – Stabilis Energy, Inc. (NASDAQ: SLNG) (“Stabilis”) today announced that is has closed its previously announced transaction with Chart Industries, Inc. (“Chart”) on Friday, August 30, 2019.

“We welcome Chart as a new shareholder and appreciate Chart’s confidence in Stabilis and the small-scale LNG market,” commented James Reddinger, President and Chief Executive Officer of Stabilis. “We anticipate that the transaction will increase our publicly traded float and total shares outstanding and will thereby facilitate our ability to meet our Nasdaq listing requirements. The transaction also will reduce our financial leverage and give us a stronger balance sheet to support our growth plans.”

Stabilis and Chart together built a 100,000 LNG gallon per day liquefier in Texas, with the intended purpose to service multiple end markets, including energy, industrial, mining, and Mexican exports. Chart supplied the liquefaction train, storage, gas pre-treatment, and truck loading facilities.

“We are pleased to complete this strategic investment in Stabilis Energy,” said Jill Evanko, Chief Executive Officer of Chart. “We look forward to providing equipment and process to Stabilis and other customers as they expand in the small-scale and utility-scale LNG market. We expect over $650 million of opportunity in this market for our products in the next three years.”

At closing, Chart exchanged $7.0 million of indebtedness of Stabilis LNG Eagle Ford LLC, a subsidiary of Stabilis, for 1,470,807 newly issued shares in Stabilis common stock.  As a result of the transaction, Chart Industries owns 8.75% of the outstanding common shares of Stabilis.

About Stabilis Energy

Stabilis Energy, Inc. is a vertically integrated provider of distributed liquefied natural gas (“LNG”) production, distribution and fueling services to multiple end markets in North America.  We have safely delivered over 200 million gallons of LNG through more than 20,000 truck deliveries during our 15-year operating history, which we believe makes us one of the largest and most experienced small-scale LNG providers in North America.  We provide LNG to customers in diverse end markets, including the industrial, energy, mining, utility, pipeline, commercial, and high horsepower transportation markets. Our customers use LNG as an alternative to traditional fuel sources, such as distillate fuel oil and propane, to lower fuel costs and reduce harmful environmental emissions.  Our customers also use LNG as a “virtual pipeline” solution when natural gas pipelines are not available or are curtailed.  To learn more, visit www.stabilisenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ materially from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “anticipate”, “can”, “believes,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Most of these factors are outside the parties’ control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, compliance with environmental and other regulations, the availability and cost of capital, unexpected costs, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors are contained in the definitive proxy statement filed by Stabilis Energy with the SEC on June 13, 2019. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters and attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Contact:

Andrew Puhala

Chief Financial Officer

832-456-6500

ir@stabilisenergy.com

###

3